                                                                Exhibit 23.8

                    CONSENT TO BE NAMED AS A KEY PRACTICE LEADER


    I hereby consent to be named as a person who will become a key practice leader of Clarant, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.


Dated: May 24, 1999                     /s/  Calvin W. Carter
                                       --------------------------
                                       Name [print] Calvin W. Carter